Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Connecticut Dividend
Advantage Municipal Fund 3
333-92286
811-21154

An annual meeting of shareholders was held in the offices of Nuveen Investments on October 12, 2007, at this meeting shareholders were asked to vote on a New Investment Management Agreement and to ratify the selection of Ernst and Young LLP as the funds independent registered public accounting firm and to elect members of the Board, (there was no solicitation to managements nominee).

To approve a
new
investment
management
agreement

 Common and
 MuniPreferred
 shares voting
together as a
class

  MuniPreferred
shares voting
together as a
class






   For

            2,239,869

                         -

   Against

                 84,016

                         -

   Abstain

                 54,694

                         -

   Broker Non-
Votes

               908,206

                         -

      Total

            3,286,785

                         -


Proxy materials are herein incorporated by reference to the SEC filing on August 22, 2007, under Conformed Submission Type DEF 14A, accession number 0000950137-07-012796.